EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             HENLEY HEALTHCARE, INC.
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                                TABLE OF CONTENTS
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                                                                                           PAGE
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                                    ARTICLE I

                                  SHAREHOLDERS
Section 1.     Annual Meetings...............................................................1
Section 2.     Special Meetings..............................................................1
Section 3.     Time of Notice; Waiver of Notice..............................................1
Section 4.     Contents of Notice............................................................1
Section 5.     Voting List...................................................................1
Section 6.     Quorum........................................................................2
Section 7.     Voting........................................................................2
Section 8.     Consent and Telephone Meetings................................................2
Section 9.     Organization..................................................................2
Section 10.    Director Nominees.............................................................3
Section 11.    Shareholder Proposals.........................................................4

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 1.     Management; Number; Election and Term of Office...............................4
Section 2.     Removal; Vacancies............................................................5
Section 3.     Meetings of Directors.........................................................5
Section 4.     Quorum; Vote Required for Action..............................................5
Section 5.     Voting of Shares in Other Corporations........................................6
Section 6.     Compensation..................................................................6
Section 7.     Organization..................................................................6
Section 8.     Action by Written Consent.....................................................6
Section 9.     Presumption of Assent.........................................................6
Section 10.    Committees.  .................................................................6
Section 11.    Committee Rules...............................................................7
Section 12.    Interested Officers and Directors.............................................7
Section 13.    Election Not to be Governed by Part Thirteen of the TBCA......................7

                                   ARTICLE III

                                    OFFICERS

Section 1.Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal;
        Vacancies............................................................................7

Section 2.     Powers and Duties of the Chairman of the Board................................8
Section 3.     Powers and Duties of the President............................................8
Section 4.     Powers and Duties of the Chief Executive Officer..............................8
Section 5.     Powers and Duties of the Vice President.......................................8
Section 6.     Powers and Duties of the Secretary............................................8
Section 7.     Powers and Duties of the Treasurer............................................9
Section 8.     Compensation..................................................................9

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                                TABLE OF CONTENTS
                                   (Continued)
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                                   ARTICLE IV

                                  CAPITAL STOCK

Section 1.     Certificates of Shares........................................................9
Section 2.     Preemptive Rights............................................................10
Section 3.     Cumulative Voting............................................................10
Section 4.     Transfer of Shares...........................................................10
Section 5.     Transfer of Lost or Destroyed Certificates...................................10
Section 6.     Replacement of Lost or Destroyed Certificates................................10
Section 7.     Dividends....................................................................10
Section 8.     Reserves.....................................................................10
Section 9.     Record Dates.................................................................11
Section 10.    Registered Shareholders......................................................12
Section 11.    Corporate Seal...............................................................12

                                    ARTICLE V

                                 INDEMNIFICATION

Section 1.     Corporate Indemnification....................................................13
Section 2.     Indemnity Insurance..........................................................14

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 1.     Amendments...................................................................14
Section 2.     Severability.................................................................14
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                             HENLEY HEALTHCARE, INC.

                              AMENDED AND RESTATED
                                     BYLAWS

                                    ARTICLE I

                                  SHAREHOLDERS

      SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held for the purpose of electing directors at such date, time and place, either within or without the State of Texas, as may be designated by resolution of the Board of Directors from time to time. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation. Any other proper business may be transacted at the annual meeting, except as otherwise provided by law or these Bylaws.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors or the President, alone or upon the request in writing of not less than ten percent of the outstanding shares entitled to vote at such meeting. Only such business as is stated or indicated in the notice of the special meeting shall be transacted at such meeting.

      SECTION 3. TIME OF NOTICE; WAIVER OF NOTICE. Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten nor more than sixty days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation. Notice need not be given to any shareholder who submits a written waiver of notice, signed by such shareholder, whether before or after the time stated therein. Attendance of a person at a meeting of the shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

      SECTION 4. CONTENTS OF NOTICE. Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting.

      SECTION 5. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire time of the meeting.


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      SECTION 6. QUORUM. At any meeting of the shareholders duly convened and held, the holders of the majority of the voting capital stock of the Corporation issued and outstanding and then entitled to vote, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes except in those instances where a larger number shall be required by law, the Articles of Incorporation, or these Bylaws, and in that case the representation in person or by proxy of the number so required shall constitute a quorum. If at any meeting a quorum of the shareholders, as herein provided, is not present, such meeting may be adjourned by a majority of those present at the meeting, such meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned and reconvened meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      SECTION 7. VOTING. Unless otherwise provided by law, the Articles of Incorporation, or these Bylaws, at all meetings of the shareholders, each shareholder shall be entitled to cast one vote for each share of voting stock standing in his name as shown by the records of the Corporation at the time the meeting is called to order, and each such shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such shareholder or his duly authorized attorney and delivered to the Secretary of the Corporation prior to the start of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. If a quorum is present, the affirmative vote of the holders of a majority of the stock then entitled to vote thereon, represented in person or by proxy, and that voted for or against or expressly abstained on any such question, shall decide any question brought before such meeting, unless otherwise provided by law, the Articles of Incorporation, or these Bylaws.

      SECTION 8. CONSENT AND TELEPHONE MEETINGS. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote with respect to the subject matter thereof. Pursuant to proper notice, any regular or special meeting of the shareholders may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      SECTION 9. ORGANIZATION. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.


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      SECTION 10. DIRECTOR NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this paragraph. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than seventy-five days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, notice by the shareholder to be timely must be delivered not later than the close of business on the later of (a) the seventy-fifth day prior to the scheduled date of such annual meeting or (b) the fifteenth day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice under these Bylaws. Notwithstanding anything to the contrary in this paragraph, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy-five days prior to the Anniversary date, a shareholder's notice required by this paragraph shall also be considered timely, but only with respect to nominees for any new position created by such increase, if such notice shall be delivered to, or mailed to and received by the Corporation at its principal executive office not later than the close of business on the fifteenth day following the day on which such public announcement is first made by the Corporation. To be in proper written form, such shareholder's notice to the Secretary shall set forth in writing (a) as to each person whom such shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principle occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to such shareholder giving notice, (i) his or her name and address, as they appear on the Corporation's books, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in the Bylaws of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the


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Corporation, and if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      SECTION 11. SHAREHOLDER PROPOSALS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder who complies with the procedures set forth in this paragraph. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than seventy-five days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, timely notice by the shareholder must be delivered not later than the close of business on the later of (a) the seventy-fifth day prior to the scheduled date of such annual meeting or (b) the fifteenth day following the day on which the public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice under these Bylaws. To be in proper written form, such shareholder's notice to the Secretary shall set forth in writing as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the Corporation's books, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder, (d) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders, and
(e) any material interest on such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      SECTION 1. MANAGEMENT; NUMBER; ELECTION AND TERM OF OFFICE. The property, affairs and business of the Corporation shall be managed by or under the direction of a Board of Directors consisting of six members, or such number as shall be determined by a resolution of the Board of Directors from time to time; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. The directors shall be elected by the shareholders at each annual meeting of shareholders and shall hold office until the next succeeding annual meeting and thereafter until their respective successors shall have been elected and qualified, unless removed in accordance with these Bylaws. The directors need not be shareholders of the Corporation or residents of Texas.


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      SECTION 2. REMOVAL; VACANCIES. At any regular meeting or special meeting of shareholders called expressly for that purpose, any director may be removed with or without cause and a successor or successors appointed by vote of the holders of a majority of the shares present in person or by proxy, then entitled to vote at any election of directors. Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, removal or otherwise, a majority of the remaining directors may elect a successor to hold office for the unexpired portion of the term of the director whose office is vacant and until a successor shall be elected and have qualified; provided, that the number of such remaining directors shall be greater than or equal to a majority of the directors immediately prior to the creation of the vacancy. If by reason of vacancies occurring on the Board of Directors, there should not be a majority remaining, then such vacancies shall be filled at a special meeting of the shareholders called for that purpose. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority vote of the Board of Directors or at a special meeting of shareholders called for that purpose; provided, if such vacancy resulting from an increase in the number of directors is filled by the vote of directors, then such board positions must stand for reelection at the next annual meeting of the shareholders and, provided further, that no more than two such newly-created vacancies may be filled by the directors in any interim period between meetings of shareholders.

      SECTION 3. MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors shall be held in any manner permitted by law or these Bylaws and at such times and places, within or without the State of Texas, as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors shall be held in such place or places, within or without the State of Texas, as the Board of Directors may from time to time determine and in any manner permitted by law or these Bylaws, and whenever called by the President of the Corporation, or by any two members of the Board of Directors. Unless notice is waived, the Secretary shall give notice in writing of each special meeting by mailing a notice at least two days before the meeting, addressed to each director, or, if by personal delivery, telegram, telex, cablegram, telecopy or similar transmission, at least one day before the meeting is scheduled to commence. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, unless required by statute. The attendance of a director at any meeting or the participation by a director in a conference meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting or participates in a conference meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by such person(s) entitled thereto (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The purpose of the meeting need not be stated in any such notice. Any regular or special meeting of the Board of Directors may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Minutes of each meeting of the Board of Directors shall be recorded and retained in the records of the Corporation.

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      SECTION 4. QUORUM; VOTE REQUIRED FOR ACTION.  At all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.
Each director shall have one vote at all meetings of the Board of Directors.

      SECTION 5. VOTING OF SHARES IN OTHER CORPORATIONS. Shares of other companies owned by the Corporation shall be voted by the President of the Corporation in the manner directed by the Board of Directors of the Corporation.

      SECTION 6. COMPENSATION. The Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

      SECTION 7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      SECTION 8. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors or any committee, under applicable law, the Articles of Incorporation or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee thereof, as the case may be.

      SECTION 9. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail, return receipt requested, to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 10. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate one or more directors to constitute an audit and a compensation committee. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Each committee of the Board of

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Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

      SECTION 11. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

      SECTION 12.  INTERESTED OFFICERS AND DIRECTORS.

          A. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors or the shareholders.

          B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

          C. The foregoing provisions shall not be construed to invalidate a contract or transaction which would be valid in the absence of these provisions.

      SECTION 13. ELECTION NOT TO BE GOVERNED BY PART THIRTEEN OF THE TBCA. The Corporation expressly elects not to be governed by the provisions of Part Thirteen of the TBCA.

                                   ARTICLE III

                                    OFFICERS

      SECTION 1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect

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or appoint, including, without limitation, a Chairman of the Board, Chief
Executive Officer, Chief Financial Officer, Chief Operating Officer, and one or more Vice Presidents. Unless otherwise provided in the resolution of election or appointment, each such officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Except as may be explicitly provide for in these Bylaws, each duly elected or appointed officer of the Corporation shall have such powers and duties as may from time to time be prescribed by duly adopted resolutions of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall perform such other duties as from time to time may be assigned to him by the Board.

      SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall preside at all meetings of the shareholders and of the Board of Directors in the absence of the Chairman of the Board, and according to the provisions of Article I,
Section 9 and Article III, Section 7 of these Bylaws. Subject to direction by the Board of Directors, he shall have general charge of the business and property of the Corporation. He shall keep the Board of Directors fully informed and shall freely consult them concerning the business of the Corporation in his charge. He may sign and execute in the name of the Corporation all bonds, contracts or other obligations authorized by the Board of Directors and, with the Secretary, he shall sign all certificates of the shares of the capital stock of the Corporation. He shall have power to employ and discharge such employees as may be required for the conduct of business, and to buy or authorize the purchase of such merchandise, equipment, and supplies as may be deemed essential to the conduct of the business of the Corporation. The President shall have such duties and possess such powers as may be further prescribed by these Bylaws or by the Board of Directors.

      SECTION 4. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be elected by the Board of Directors and shall in general supervise and control the business, affairs, and property of the Corporation, shall perform such duties and possess such powers as usually pertain to the position of Chief Executive Officer and shall have such duties and possess such powers as may be further prescribed by these Bylaws or by the Board of Directors.

      SECTION 5. POWERS AND DUTIES OF THE VICE PRESIDENT. The Vice President of the Corporation, in the absence of the President and Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such powers and perform such other duties as are vested in the President. The Vice President shall at all times assist the President in the management of the business of the Corporation and shall have such duties and possess such powers as may be further prescribed by these Bylaws or by the Board of Directors.

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      SECTION 6. POWERS AND DUTIES OF THE SECRETARY. The Secretary of the
Corporation shall keep the minutes of all meetings of the shareholders and of the Board of Directors, and he shall attend to the giving and serving of all notices, and shall have the custody and keeping of the common seal of the Corporation; he may sign with the President in the name of the Corporation all contracts authorized by the Board of Directors, and when it is required by law and when authorized by the Board of Directors, he shall affix the seal of the Corporation to any such contracts, deeds or other instruments executed by the Corporation; he shall have charge of the certificate books, transfer books, and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall be open at all reasonable times to examination by any director upon application at the office of the Corporation during business hours; he shall, with the President, execute certificates of stock issued by the Corporation and affix thereon the seal of the Corporation; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

      SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of all funds and securities of the Corporation which may come into his hands. On behalf of the Corporation he shall endorse or cause to be endorsed for collection, checks, notes and other obligations and shall deposit the same or cause them to be deposited to the credit of the Corporation in such bank or banks of depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall be authorized to sign checks made by the Corporation and pay out and disburse funds of the Corporation under the direction and upon the authority of the Board of Directors; he shall enter or cause to be entered regularly in the books of the Corporation, to be kept by him or under his discretion for that purpose, full and accurate accounts of all moneys received and paid on account of the Corporation; he shall at all reasonable times exhibit the books and accounts to any directors of the Corporation upon application at the office of the Corporation during business hours; when required by the Board of Directors, he shall render a statement of his cash account and an account of the financial condition of the Corporation; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

      SECTION 8. COMPENSATION. The officers of the Corporation shall receive such compensation as may be fixed by the Board of Directors. The salaries of employees of the Corporation may be fixed by the President of the Corporation.

                                   ARTICLE IV

                                  CAPITAL STOCK

      SECTION 1. CERTIFICATES OF SHARES. Certificates of the capital stock of the Corporation shall be signed by the President and attested by the Secretary or Assistant Secretary and shall have affixed thereto the common seal of the Corporation. The certificates shall bear in a conspicuous manner all legends required by applicable law, including without limitation, conspicuous legends concerning any restrictions on securities transfers. Anyone subscribing for shares of the capital stock of the Corporation shall pay for same at such time and in such manner as may be required by the Board of Directors. All shares of stock are non-assessable and any action of the Corporation to the contrary

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is expressly prohibited. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration therefor has been paid. When such consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the shareholder. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received and neither promissory notes nor the promise of future services shall constitute payment or part payment for shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

      SECTION 2. PREEMPTIVE RIGHTS. No shareholder, by reason of his ownership of shares of stock of the Corporation, shall have a preemptive or other right to subscribe for, purchase, or receive any proportionate or other part of any shares of stock of any class, whether now or hereafter authorized, or any bonds, debentures, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation of any class issued, optioned, sold or disposed of by it after its incorporation; all such stock and other securities may at all time be lawfully issued, sold or disposed of by the Corporation, pursuant to resolution of the Board of Directors, to such persons and upon such terms as the Board may deem proper without first offering such securities or any part thereof to its existing shareholders.

      SECTION 3. CUMULATIVE VOTING. Cumulative voting of shares of the Corporation shall be expressly denied.

      SECTION 4. TRANSFER OF SHARES. The transfer of shares of the capital stock of the Corporation shall be made only by endorsement and delivery of the certificates by the shareholder or his duly authorized attorney-in-fact or personal representative and upon surrender and cancellation of the certificates evidencing such shares subject to the transfer restrictions contained in Article IV hereof. The Board of Directors shall have the power and authority to make all such lawful rules and regulations as it may deem expedient concerning the issue and transfer of the shares of the capital stock of this Corporation.

      SECTION 5. TRANSFER OF LOST OR DESTROYED CERTIFICATES. Where a share certificate has been lost, destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new certificate.

      SECTION 6. REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

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
      SECTION 7. DIVIDENDS. The Board of Directors from time to time may declare and order paid from funds of the Corporation such dividends as may be authorized by law and as, in the judgment of the directors, may be deemed expedient.

      SECTION 8. RESERVES. The Board of Directors by resolution may create a reserve or reserves out of its surplus or designate or allocate any part of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation, or allocation in the same manner. The Board of Directors may create such reserve(s) in their absolute discretion (i) at any time(s), including prior to the authorization of, or making or paying any distribution or share dividend, and (ii) for any purpose(s) they deem proper and conducive to the Corporation's interest, including, without limitation, meeting contingencies, equalizing distributions or share dividends, and repairing or maintaining the Corporation's property.

      SECTION 9. RECORD DATES.

          A. MEETINGS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

          B. ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the

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Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b) or otherwise within ten days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

          C. INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Section 9(b), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with
Section 9(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 9(c) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          D. EFFECTIVENESS OF WRITTEN CONSENT.. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated written consent received in accordance with Section 9(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 9(b).

      SECTION 10. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive distributions or share dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

      SECTION 11. CORPORATE SEAL. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

                                    ARTICLE V

                                 INDEMNIFICATION

      SECTION 1. CORPORATE INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding," which shall include any appeal in such a Proceedings, and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent authorized by the Texas Business Corporation Act as the same exists or may hereafter be amended from time to time, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding. The Corporation's obligations under this Section 1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Expenses incurred by a person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect. The Corporation's obligation to indemnify or to prepay expenses under this Section 1 shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, no action taken by the Corporation, either by amendment of the Articles of Incorporation or these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by this
Section 1 may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors. The indemnification provided hereunder shall not be exclusive of any other rights to which a person may be entitled by law, the Articles of Incorporation, these Bylaws, agreement, vote of the shareholders or otherwise. The provisions hereof shall continue as to a person who has ceased to hold a position named in Section 1 and shall inure to his heirs and personal representatives. Any indemnification or advance of expenses in accordance with this Section 1 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

      SECTION 2. INDEMNITY INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the TBCA. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation (1) create a trust fund, (2) establish any form of self-insurance,
(3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

                                   ARTICLE VI

                                  MISCELLANEOUS

      SECTION 1. AMENDMENTS. Bylaws of the Corporation may be adopted, amended or repealed, and new Bylaws made, by the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting, except as provided in the Articles of Incorporation.

      SECTION 2. SEVERABILITY. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

                               * * * * * * * * * *

      I, the undersigned Secretary of Henley Healthcare, Inc., hereby certify that the foregoing is a true and correct copy of the Amended and Restated Bylaws of said Corporation, adopted by the Board of Directors of the Corporation effective this 31st day of December, 1997.


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
                                                 /s/ CHIKE J. OGBOENYIYA
                                                 -----------------------
                                                     Chike J. Ogboenyiya
                                                            Secretary


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